                                                                   EXHIBIT 99(b)


                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                           MICRO GENERAL CORPORATION,

                             LD EXCHANGE.COM, INC.,

                   THE SHAREHOLDERS OF LD EXCHANGE.COM, INC.,

                                       AND

                              LD MERGER CORPORATION



                         DATED AS OF NOVEMBER 17, 1998

                             TABLE OF CONTENTS

                                                                                           PAGE
INDEX OF EXHIBITS...........................................................................iv

INDEX OF SCHEDULES..........................................................................iv

RECITALS...................................................................................  1

                                           ARTICLE I
                                      Certain Definitions................................... 2

                                           ARTICLE 2
                                    Plan of Reorganization.................................  7

2.1     The Merger.........................................................................  7
2.2     Conversion of Securities............................................................ 8

                                           ARTICLE 3
                                            Closing........................................ 10

3.1.    Closing............................................................................ 10
3.2     Mutual Deliveries at Closing......................................................  10
3.3     Shareholders' Deliveries at Closing...............................................  10
3.4     Company's Deliveries at Closing...................................................  11
3.5     MGC's and/or Newco's Deliveries at Closing......................................... 12
3.6     Conditions of MGC and Newco........................................................ 12
3.7     Conditions of Company and Shareholders............................................. 13

                                           ARTICLE 4
                 Representations and Warranties of Company and Shareholders................ 14

4.1     Organization and Standing; Articles and Bylaws..................................... 14
4.2     Authorization...................................................................... 15
4.3     Subsidiaries....................................................................... 15
4.4     Capitalization..................................................................... 15
4.5     Financial Statements/Receivables................................................... 16
4.6     Material Contracts................................................................. 16
4.7     Assets Other Than Real Property.................................................... 17
4.8     Real Property...................................................................... 17
4.9     No Conflicts....................................................................... 17
4.10    Litigation......................................................................... 17
4.11    Taxes.............................................................................. 18

4.12    Employees.......................................................................... 18
4.13    Consents........................................................................... 19
4.14    Operating Rights................................................................... 19
4.15    Compliance with Applicable Laws.................................................... 19
4.16    Insurance.......................................................................... 19
4.17    Absence of Changes................................................................. 19
4.18    Employee Plans..................................................................... 20
4.19    Intellectual Property Rights....................................................... 21
4.20    Environment, Health and Safety..................................................... 21
4.21    Certain Transactions............................................................... 22
4.22    Bank Accounts; Powers of Attorney.................................................. 22
4.23    Investment Representations......................................................... 22
4.24    Continuity of Interest............................................................. 22
4.25    Tax-Free Reorganization............................................................ 22
4.26    Absence of Claims Against Company.................................................. 22
4.27    Employee Loans..................................................................... 22
4.28    Brokers' Fees...................................................................... 23
4.29    Full Disclosure.................................................................... 23
4.30    Disclosure......................................................................... 23

                                           ARTICLE 5
                        Representations and Warranties of MGC and Newco.................... 23

5.1     Organization and Standing; Articles and Bylaws..................................... 23
5.2     Authorization...................................................................... 23
5.3     No Conflicts....................................................................... 24
5.4     MGC SEC Documents.................................................................. 24
5.5     MGC Common Stock................................................................... 24
5.6     Governmental Consents.............................................................. 25
5.7     Brokers' Fees...................................................................... 25
5.8     Full Disclosure.................................................................... 25
5.9     Disclosure......................................................................... 25

                                           ARTICLE 6
                              Conduct of Business Pending Closing.......................... 25

6.1     Qualification...................................................................... 25
6.2     Ordinary Course.................................................................... 25
6.3     Corporate Changes.................................................................. 26
6.4     Indebtedness....................................................................... 26
6.5     Accounting......................................................................... 26
6.6     Compliance with Legal Requirements................................................. 26
6.7     Disposition of Assets.............................................................. 26

6.8     Compensation....................................................................... 26
6.9     Modification or Breach of Agreements; New Agreements............................... 27
6.10    Capital Expenditures............................................................... 27
6.11    Consents........................................................................... 27
6.12    Maintenance of Insurance........................................................... 27
6.13    Discharge.......................................................................... 27
6.14    Claims............................................................................. 27
6.15    Taxes and Tax Assessments.......................................................... 27

                                           ARTICLE 7
                                     Additional Covenants.................................. 28

7.1     Covenants of Company and Shareholders.............................................. 28
7.2     Covenants of MGC and Newco......................................................... 28
7.3     Tax-Free Reorganization/Tax Advice................................................. 29
7.4     Continuity of Interest............................................................. 29
7.5     Access and Information............................................................. 29
7.6     Expenses........................................................................... 30
7.7     Certain Notifications.............................................................. 30
7.8     Publicity.......................................................................... 30
7.9     Further Assurances................................................................. 31
7.10    Competing Offers................................................................... 31

                                           ARTICLE 8
                               Termination, Amendment and Waiver........................... 31

8.1     Termination........................................................................ 31
8.2     Effect of Termination.............................................................. 32
8.3     Amendment.......................................................................... 32
8.4     Waiver............................................................................. 32

                                           ARTICLE 9
                                        Indemnification.................................... 33

9.1     Survival of Representations and Warranties......................................... 33
9.2     Indemnification by Company and Shareholders........................................ 33
9.3     Indemnification by MGC............................................................. 33
9.4     Third-Party Claims................................................................. 34
9.5     Access and Information............................................................. 34
9.6     Mitigation......................................................................... 34
9.7     Right of Set-Off................................................................... 35
9.8     Limitation on Indemnity Obligations................................................ 35

                                          ARTICLE 10
                                      General Provisions................................... 35

10.1    Governing Law...................................................................... 35
10.2    Successors and Assigns............................................................. 35
10.3    Entire Agreement................................................................... 36
10.4    Severability....................................................................... 36
10.5    Notice............................................................................. 36
10.6    Construction....................................................................... 37
10.7    Headings........................................................................... 37
10.8    Counterparts....................................................................... 37
10.9    Recitals, Schedules, and Exhibits.................................................. 38

INDEX OF EXHIBITS

EXHIBIT A      -    Certificate of Merger
EXHIBIT B      -    Officer's Certificate of the Company
EXHIBIT C      -    Secretary's Certificate of the Company
EXHIBIT D      -    Opinion Letter from Counsel to the Company and the Shareholders

INDEX OF SCHEDULES

Schedule 2.1(c)(1) -- List of Directors of Surviving Corporation
Schedule 2.1(c)(2) -- List of Officers of Surviving Corporation
Schedule 2.2(d) -- Allocation of Fidelity Common Stock
Company Disclosure Schedule

                      AGREEMENT AND PLAN OF REORGANIZATION


        THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of this 17th day of November, 1998, by and among MICRO GENERAL CORPORATION, a California corporation ("MGC"); LD EXCHANGE.COM, INC., a Delaware corporation ("Company"); JOSEPH L. PUTEGNAT, III, CAROLYN HALLINAN AND EUROPA TELECOMMUNICATIONS, INC. (collectively, the "Majority Shareholders"); and LD MERGER CORPORATION, a Delaware corporation that is a newly-formed, wholly-owned subsidiary of MGC ("Newco"). MGC, the Company, the Shareholders, and Newco are sometimes referred to collectively herein as the "Parties" or singularly as a "Party."

                                    RECITALS

        A. The Shareholders are the record and beneficial owners of all of the issued and outstanding shares of capital stock of the Company (the "Company Shares").

        B. The respective Boards of Directors of MGC, the Company and Newco deem it advisable and in the best interests of their respective shareholders that Newco merge with and into the Company (the "Merger") pursuant to this Agreement, the Certificate of Merger substantially in the form attached hereto as Exhibit "A" (the "Certificate of Merger") and the applicable provisions of the laws of the State of Delaware and California, if applicable.

        C. The Parties hereto expect that the Merger will further certain of their business objectives, including, without limitation, increased market share, reduced administrative costs and volume efficiencies.

        D. The Boards of Directors of MGC, the Company and Newco, and the Shareholders have approved and adopted this Agreement as a plan of reorganization within the provisions of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

        NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

        Unless the context otherwise requires, the terms defined in this Article 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and the plural forms of such terms. Any capitalized term used in this Agreement and not ascribed a meaning in this
Article 1 shall have the meaning ascribed to such term elsewhere in this Agreement.

        "Adjustment Shares" has the meaning set forth in Section 2.2(e), below.

        "Affiliate" means, with respect to a Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

        "Average Price" has the meaning set forth in Section 2.2(e), below.

        "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or would reasonably form the basis for any specified consequence.

        "Benefit Arrangement" mean any form of current or deferred compensation, bonus, stock option, stock appreciation right, severance pay, salary continuation, pension, profit-sharing, retirement or incentive plan, practice or arrangement, any group or individual disability, medical, dental, health, hospitalization, life insurance or other insurance plans or related benefits, or any other welfare or similar plan or arrangement for the benefit of any director, officer or employee of Company, whether active or retired, or for any class or classes of such directors, officers or employees.

        "Certificate of Merger" has the meaning set forth in Recital B, above.

        "Claim" means any actual or threatened claim, action, suit, arbitration, hearing, inquiry, proceeding (including administrative and informal proceedings), complaint, charge, investigation or audit by or before any Governmental Entity or arbitrator, and any appeal from any of the foregoing.

        "Closing" has the meaning set forth in Section 3.1, below.

        "Closing Date" has the meaning set forth in Section 3.1, below.

        "Code" has the meaning set forth in Recital D, above.

        "Company Shares" has the meaning set forth in Recital A, above.

        "Company Stock" means shares of Common Stock, par value $.001 per share, of the Company.

        "Confidential Information" means any information concerning the businesses and affairs of any of the Parties that is not already generally available to the public.

        "Corporations Code" means the General Corporation Law of the State of Delaware, as amended.

        "Disclosure Schedule" means the Schedules to this Agreement required to be prepared by the Company and the Shareholders and delivered to MGC.

        "Effective Time" has the meaning set forth in Section 3.1, below.

        "Employee Plan" means any "employee benefit plan," as defined in Section 3(3) of ERISA, which is subject to any provisions of ERISA and covers any employee, whether active or retired, of the Company.

        "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all Legal Requirements concerning pollution or protection of the environment, public health and safety, or employee health and safety, including Legal Requirements relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, toxic materials or other Hazardous Substances.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "GAAP" means United States generally accepted accounting principles, as amended from time to time.

        "Governmental Entity" means any court, federal, state, local or foreign government or any administrative agency or commission or any other governmental authority or instrumentality whatsoever.

        "Hazardous Substances" means any hazardous, toxic or infectious substance, material, gas or waste which is regulated by any Governmental Entity.

        "Indebtedness" means, when used with reference to any Person, without duplication, (i) any Liability of such Person created or assumed by such Person, or any Subsidiary thereof, (A) for borrowed money, (B) evidenced by a bond, note, debenture, or similar instrument (including a purchase money obligation, deed of trust or mortgage) given in connection with the acquisition of, or exchange for, any property or assets (other than inventory or similar property acquired and consumed in the Ordinary Course of Business), including securities and other indebtedness, (C) in respect of letters of credit issued for such Person's account and "swaps" of interest and currency exchange rates (and other interest and currency exchange rate hedging agreements) to which such Person is a party or (D) for the payment of money as lessee under leases that should be, in accordance with GAAP, recorded as capital leases for financial reporting purposes; (ii) any Liability of others described in the preceding clause (i) guaranteed as to payment of principal or interest by such Person or in effect guaranteed by such Person through an agreement, contingent or otherwise, to purchase, repurchase, or pay the related Indebtedness or to acquire the security therefor; (iii) all Liabilities or obligations secured by a Lien upon property owned by such Person and upon which Liabilities or obligations such Person customarily pays interest or principal, whether or not such Person has assumed or become liable for the payment of such liabilities or obligations; and (iv) any amendment, renewal, extension, revision or refunding of any such Liability or obligation.

        "Intellectual Property" means (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith; (iv) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (v) all computer software (including data and related documentation); (vi) all other proprietary rights; and (vii) all copies and tangible embodiments thereof (in whatever form or medium).

        "Knowledge" means facts that are known by any of the Shareholders after having made diligent inquiry of the other Shareholders and executive officers of the Company with respect to their knowledge of the relevant facts.

        "Legal Requirement" means any statute, law, ordinance, rule, regulation, permit, order, writ, judgment, injunction, decree or award issued, enacted or promulgated by any Governmental Entity or any arbitrator with binding authority on a Party or Parties, or their respective businesses and/or assets as the case may be.

        "Liability" means any liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including, but not limited to, any liability for Taxes.

        "Licenses" has the meaning set forth in Section 4.14, below.

        "Lien" means all liens (including judgment and mechanics' liens, regardless of whether liquidated), mortgages, assessments, security interests, easements, pledges, trusts (constructive or otherwise), deeds of trust, options or other charges, encumbrances or restrictions.

        "Losses" means any and all losses, damages, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest (including interest from the date of such damages), and costs and expenses (including without limitation reasonable attorneys' fees and disbursements of every kind, nature and description).

        "Material Adverse Effect" means any event, effect, development, occurrence or circumstance, individually or when taken together with all other such events, effects, developments, occurrences or circumstances, causing, resulting in or having a material adverse effect on (i) the business, assets, results of operations, properties or condition (financial or otherwise) of Company or MGC, as applicable; or (ii) the legal right or authorization of the Company or MGC, as applicable, to continue to operate its business as a going concern.

        "Material Contracts" with respect to the Company means (i) any union contract or any employment or consulting contract or arrangement providing for future compensation, written or oral, with any officer, director or employee which is not terminable on thirty (30) days notice or less without penalty or obligation to make payments related to such termination; (ii) any plan contract or arrangement, whether written or oral, providing for bonuses, pensions, deferred compensation, severance pay or benefits, retirement payments, profit sharing or the like; (iii) any existing distribution agreement, volume purchase agreement, or similar agreement (but excluding individual customer purchase orders) in which the annual amount involved in fiscal 1997 exceeded or is expected to exceed $10,000 in aggregate amount; (iv) any individual customer purchase order for the sale of goods or services in excess of $20,000; (v) except for trade indebtedness incurred in the Ordinary Course of Business, any Indebtedness incurred in the acquisition of companies or other entities or Indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, leasehold obligations or otherwise; (vi) any contract containing covenants purporting to limit in any way the freedom of the Company to compete in any line of business or in any geographic area; (vii) any agreement of indemnification other than those entered into in connection with the sale of products or services of the Company in the Ordinary Course of Business; (viii) any agreement, contract or commitment relating to capital expenditures and which involve future payments in excess of $25,000 in the aggregate by the Company; (ix) any agreements, contracts or commitments relating to the disposition of assets, including any intangible assets or intellectual property rights (other than inventory), which involve payments in excess of $25,000 in the aggregate by the Company; (x) any contracts with a Governmental Entity subject to price redetermination or renegotiation; or (xi) all insurance policies of the Company; (xii) all equipment leases of the Company which involve payments in excess of $20,000 in the aggregate; or (xiii) any other agreement, contract or commitment which is material to the Company. "Material Contracts" with respect to MGC means any agreement, contract or commitment which MGC files or is requested to file with its SEC reports.

        "Merger" has the meaning set forth in Recital B, above.

        "MGC Common Stock" means the shares of restricted Common Stock, par value of $.08 per share, of MGC.

        "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency and, where appropriate, in accordance with formula).

        "Party" has the meaning set forth in the preamble to this Agreement.

        "Permitted Liens" means (i) mechanic's, materialmen's, and similar Liens; (ii) Liens for Taxes not yet due and payable, which have been fully reserved for; and (iii) Liens, if any, that are not substantial in character, amount or extent and do not detract materially from the value, or interfere with the present use or with the sale or other disposition, of the property subject thereto or affected thereby.

        "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof), or any other legal entity.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

        "Surviving Corporation" has the meaning set forth in Section 2.1(a), below.

        "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax or contribution of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

        "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.


                                    ARTICLE 2
                             PLAN OF REORGANIZATION

        2.1    The Merger.

               (a) The Merger. At the Effective Time (as defined in Section 3.1, below), the Company shall be merged with and into Newco pursuant to this Agreement and the Certificate of Merger, and the separate existence of Newco shall cease, all in accordance with the Corporations Code. The Company, as it exists from and after the Effective Time, is sometimes referred to herein as the "Surviving Corporation."

               (b) Effect of the Merger. Subject to the terms and conditions of this Agreement and the Certificate of Merger, at the Effective Time (i) the separate existence of Newco shall cease and Newco shall be merged with and into the Company; and (ii) the Merger shall have all the effects provided by the Corporations Code, this Agreement and the Certificate of Merger.

               (c) Articles of Incorporation; Bylaws; Directors and Officers. The Articles of Incorporation of Surviving Corporation from and after the Effective Time shall be the Articles of Incorporation of the Company until thereafter amended in accordance with the provisions therein and as provided by the Corporations Code. The Bylaws of Surviving Corporation from and after the Effective Time shall be the Bylaws of Newco as in effect immediately prior to the Effective Time, continuing until thereafter amended in accordance with their terms and the Articles of Incorporation of Surviving Corporation and as provided by the Corporations Code. The initial directors of Surviving Corporation shall be the individuals set forth on Schedule 2.1(c)(1) hereto, in each case until their successors are elected and qualified. The initial officers of Surviving Corporation shall be those individuals holding such titles set forth on Schedule 2.1(c)(2) hereto, in each case until their successors are duly elected and qualified.

        2.2 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of MGC, Newco, the Company or the Shareholders, the shares of capital stock of Newco and the Company shall be converted as follows:

               (a) Capital Stock of Newco. Each issued and outstanding share of capital stock of Newco shall continue to be issued and outstanding and shall be converted into one (1) validly issued, fully paid and non-assessable share of Company Stock.

               (b) Cancellation of Certain Shares of Capital Stock of Company. All shares of capital stock of the Company that are owned directly or indirectly by the Company, including all treasury shares and all capital stock which has been authorized but not issued, shall be canceled and no consideration shall be delivered in exchange therefor.

               (c) Conversion of Company Shares. The Company Shares shall automatically be canceled, extinguished and converted, without any action on the part of the holder thereof, into the right to receive cash and shares of MGC Common Stock, as more fully described in subsection (d), below. All Company Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and the Shareholders shall cease to have any rights with respect thereto, except the right to receive cash and shares of MGC Common Stock to be paid or issued in consideration therefor upon the surrender of the Certificates in accordance with subsection (f), below.

               (d) Consideration. In consideration for the cancellation and exchange by Shareholders of the Company Shares, (i) Newco shall, immediately after the Effective Time, pay to the Shareholders the cash sum of One Million One Hundred Thousand Dollars ($1,100,000) by delivery, at Newco's option, of a cashier's check or certified bank check, or by wire transfer to an account or accounts designated by the Shareholders; and (ii) MGC shall, as soon as practicable after the Effective Time, issue and deliver to the Shareholders one million (1,000,000) shares of MGC Common Stock, restricted under Rule 144 of the Act, with an additional restriction that no shareholder shall be able to sell the MGC Common Stock issued in the Merger for a period of eighteen (18) months from the Effective Time, either held in treasury and transferred to the Shareholders or newly issued by MGC to the Shareholders. The cash and restricted MGC Common Stock due the Shareholders under this subsection (d) shall be allocated among the Shareholders in accordance with Schedule 2.2(d) hereto.

               (e) Adjustment Shares. MGC shall issue, to the extent applicable, to the Shareholders additional shares of MGC Common Stock (the "Adjustment Shares") as follows:

                      (i) Subject to subsections (ii) and (iii) below, the number of Adjustment Shares to be issued to the Shareholders shall be calculated pursuant to the following formula: The sum of (A) the average closing price of MGC Common Stock for the ten (10) consecutive trading days ending two (2) trading days prior to the eighteen (18) month anniversary of the Closing Date (the "Average Price") multiplied by 1,000,000, shall be subtracted from (B) $8,000,000, which amount (the "Shortfall Amount") shall then be divided by (C) the Average Price; provided, however, if the Average Price is not less than eight dollars ($8) per share, no Adjustment Shares shall be issued;

                      (ii) Notwithstanding anything to the contrary in subsection (i) above, the number of Adjustment Shares to be issued to the Shareholders are subject to reduction as follows: If the Company's average gross revenues (determined in accordance with GAAP) for the three (3) full calendar months immediately preceding the eighteen (18) month anniversary of the Closing Date (the "Average Revenue") is less than Three Million Five Hundred Thousand Dollars ($3,500,000), then the Adjustment Shares shall be reduced by a fraction, the numerator of which is the Average Revenue and the denominator of which is Three Million Five Hundred Thousand Dollars ($3,500,000). In this regard, the Average Revenue shall be determined by a representative of MGC and the Chief Financial Officer of the Company. In the event of a dispute among such individuals, the disputed issue(s) shall be submitted to KPMG Peat Marwick, whose determination of such issue(s) shall be binding on the Parties; and

                      (iii) Notwithstanding anything to the contrary in subsections (i) and (ii) above, the intent of this Section 2.2(e) is to ensure that the Shareholders have the opportunity to obtain at least Eight Million Dollars ($8,000,000) in value for that portion of the Merger consideration paid in MGC Common Stock during the period between the first (1st) Anniversary of the Closing Date and the eighteen month anniversary of the Closing Date. As such, MGC shall have the option of paying such shortfall, if any, in cash; provided such cash payment, in the opinion of counsel for both MGC and the Shareholders, will not affect the ability of the Merger to qualify as a tax-free reorganization under Section 362(a)(2)(E) of the Code.

               (f) Certificate Delivery Requirement. At the Closing, each Shareholder shall deliver to MGC, the certificates (the "Certificates") representing the Company Shares owned by such Shareholder, as set forth on
Schedule 2.2(d) hereto, duly endorsed in blank by such Shareholder, or accompanied by blank stock powers, and with all necessary transfer tax and other revenue stamps affixed and canceled. The Certificates so delivered shall be promptly canceled. Until delivered as contemplated by this subsection (f), each Certificate shall be deemed at any time after the Effective Time to represent the right to receive upon such surrender a pro rata portion of the cash and MGC Common Stock set forth in subsection (d), above.

                                    ARTICLE 3
                                     CLOSING

        3.1. Closing. The consummation of the Merger and the other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of MGC, located at 3916 State Street, Suite 300, Santa Barbara, California 93105, on such date (the "Closing Date") and at such time as may be mutually designated by the Parties within five (5) business days following the satisfaction or waiver of the conditions set forth in Sections 3.6 and 3.7, below (including, without limitation, the Requisite Regulatory Approvals), or such other date, time, place and manner as the Parties may mutually agree. On the Closing Date, the Certificate of Merger and any required officers' certificates, shall be filed with the Secretary of State of the State of Delaware (the "Secretary of State") in accordance with the provisions of the Corporations Code. All filings required under the California Corporations Code, if any, shall also be made on the Closing Date. The Merger shall become effective at the time the Certificate of Merger is file-stamped by the Secretary of State (the "Effective Time"). The Parties shall use best efforts to ensure that the Effective Time occurs on the Closing Date.

        3.2 Mutual Deliveries at Closing. Provided that all of the conditions to the Closing set forth in Sections 3.6 and 3.7, below, have been satisfied or waived by the Party benefiting therefrom, the appropriate Parties or Persons shall execute and deliver or cause to be delivered to the appropriate Parties at Closing the following:

               (a) An executed Employment Agreement between Joseph L. Putegnat, III and the Company, effective on the day following the Effective Time, which Employment Agreement shall include the following terms and conditions: (i) a term of three (3) years; (ii) an annual base salary mutually agreed to by MGC and Mr. Putegnat; (iii) an annual performance bonus mutually agreed to by MGC and Mr. Putegnat; (iv) stock options to purchase 100,000 shares of MGC Common Stock, which options shall (y) have an exercise price equal to the closing price of MGC Common Stock on the effective date of the Employment Agreement; and (z) vest 1/3 on each of the first (1st), second (2nd) and third (3rd) anniversary of the effective date of the Employment Agreement; (v) non-competition provisions both during the term and for a reasonable period thereafter; and (vi) such other reasonable and standard provisions as Mr. Putegnat and MGC shall mutually agree.

        3.3 Shareholders' Deliveries at Closing. Provided that all of the conditions to the Closing set forth in Sections 3.6 and 3.7, below, have been satisfied or waived by the Party benefiting therefrom, the Shareholders shall execute and deliver or cause to be delivered to MGC at the Closing the following documents:

               (a) The Certificates, in accordance with Section 2.2(f), above;

               (b) Such other documents and instruments as may be specified in this Agreement or otherwise reasonably requested by MGC in order to consummate the transactions contemplated hereby.

        3.4 Company's Deliveries at Closing. Provided that all of the conditions to the closing set forth in Sections 3.6 and 3.7, below, have been satisfied or waived by the Party benefiting therefrom, the Company shall execute and deliver or cause to be delivered to MGC at the Closing the following:

               (a) An Officer's Certificate of the Company dated the Closing Date substantially in the form of Exhibit "B" hereto;

               (b) A Secretary's Certificate of the Company dated the Closing Date substantially in the form of Exhibit "C" hereto;

               (c) An Opinion Letter from counsel to the Company and the Shareholders substantially in the form of Exhibit "D" hereto;

               (d) The Company's original minute book, such minute book to contain (i) original Articles of Incorporation and all amendments thereto, or copies thereof if the originals are unavailable; (ii) the Company's Bylaws presently in effect; (iii) the Company's stock transfer records together with all available canceled stock certificates; and (iv) all minutes of meetings or consents in lieu of such meetings of the Company's Board of Directors and shareholders;

               (e) A good standing certificate of the Company, dated within fifteen (15) business days of the Closing Date, for each jurisdiction in which the Company is required to be qualified and authorized to do business;

               (f) Minutes of the Board of Directors and shareholders of the Company authorizing and approving this agreement and the transactions contemplated herein;

               (g) The resignations of all of the officers and directors of the Company effective as of the Closing Date;

               (h) Prior to the Closing, the Disclosure Schedule required to be submitted to MGC by the Company and the Shareholders; and

               (i) Such other documents and instruments as may be specified in this Agreement or otherwise reasonably requested in writing by MGC at least five
(5) days prior to the Closing Date in order to consummate the transactions contemplated hereby.

        3.5 MGC's and/or Newco's Deliveries at Closing. Provided that all of the conditions to the Closing set forth in Sections 3.6 and 3.7, below, have been satisfied or waived by the Party benefiting therefrom, MGC and/or Newco, as appropriate, shall execute and deliver or cause to be delivered to the Shareholders as soon as practicable following the Effective Time:

               (a) The cash in accordance with Section 2.2(d), above;

               (b) The MGC Common Stock in accordance with Section 2.2(d), above; and

               (c) Such other documents and instruments as may be specified in this Agreement or otherwise reasonably requested in writing by the Shareholders at least (5) days prior to the Closing Date in order to consummate the transactions contemplated hereby.

        3.6 Conditions of MGC and Newco. MGC's and Newco's obligations hereunder to consummate the Merger are subject to the satisfaction, at or prior to the Effective Time, of all of the following conditions:

               (a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company and the Shareholders in this Agreement shall be true, correct and complete in all material respects on and as of the date of the Effective Time with the same force and effect as if they had been made on and as of said date; and the Company and the Shareholders shall have in all material respects performed all of the obligations and complied with each and all of the covenants required to be performed or complied with by them on or prior to the Closing Date.

               (b) Material Adverse Effect. No act, event or condition shall have occurred after the date hereof which MGC determines in its reasonable discretion has had or could have a Material Adverse Effect on the Company.

               (c) Authorizations and Approvals. All authorizations, approvals or consents from third parties, including from any Governmental Entity, landlord or other Person, necessary for the consummation of the transactions contemplated hereby shall have been obtained.

               (d) Investigation of Company. MGC shall have concluded (through its representatives, accountants, counsel and other experts) a due diligence investigation of the business, condition (financial, legal and other), properties, assets, prospects, operations and affairs of the Company and shall be satisfied, in its absolute and sole discretion, with the results thereof.

               (e) Deliveries. MGC shall have received from the appropriate Party or Person, the delivery obligations set forth in Sections 3.2 through 3.4, above.

               (f) Disclosure Schedule. MGC shall be satisfied in its absolute and sole discretion with the Disclosure Schedule to be delivered by the Shareholders and the Company in accordance with Section 3.4(h), above.

               (g) No Claims. There shall not be any Claims before any Governmental Entity (i) challenging the Merger or otherwise seeking to restrain or prohibit the consummation of the transactions contemplated hereby, or (ii) seeking to prohibit the direct or indirect ownership or operation by MGC of all or a material portion of the business or assets of the Company, or to compel MGC or the Company to dispose of or hold separate all or a material portion of the business or assets of MGC or the Company.

               (h) Corporate Action. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, agreements, instruments, releases and documents referenced herein or incident to the transactions contemplated hereby shall be in form and substance satisfactory to MGC and its counsel.

               (i) Requisite Regulatory Approvals. All notices or filings required to be made, all authorizations, permits, certificates, registrations, consents, approvals or orders required to be obtained, and all waiting periods required to expire, prior to the consummation of the transactions contemplated by this Agreement or any Legal Requirement (collectively, the "Requisite Regulatory Approvals") shall have been obtained or expired, as the case may be, without the imposition of any condition which is materially burdensome upon MGC or any Party or Person to be affected by such condition.

        3.7 Conditions of Company and Shareholders. The Company's and the Shareholders' obligations hereunder to consummate the Merger are subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

               (a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by MGC and Newco in this Agreement shall be true, correct and complete in all material respects on and as of the date of the Effective Time with the same force and effect as if they had been made on and as of said date; and MGC and Newco shall have in all material respects performed all of the obligations and complied with each and all of the covenants required to be performed or complied with by them on or prior to the Effective Time.

               (b) Material Adverse Effect. No act, event or condition shall have occurred after the date hereof which the Company determines in its reasonable discretion has had or could have a Material Adverse Effect on MGC.

               (c) Authorizations and Approvals. All authorizations, approvals or consents, if any, from third parties, including from any Governmental Entity or other Person, required to be obtained by MGC or Newco shall have been obtained.

               (d) Deliveries. The Company or the Shareholders, as appropriate, shall have received from MGC the delivery obligations set forth in Sections 3.2 and 3.5, above.

               (e) No Claims. There shall not be any Claims before any Governmental Entity (i) challenging the Merger or otherwise seeking to restrain or prohibit the consummation of the transactions contemplated hereby, or (ii) seeking to prohibit the direct or indirect ownership or operation by MGC of all or a material portion of the business or assets of the Company, or to compel MGC or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company or MGC.

               (f) Requisite Regulatory Approvals. The Requisite Regulatory Approvals shall have been obtained or expired, as the case may be, without the imposition of any condition which is materially burdensome upon the Company or any Party or Person to be affected by such condition.


                                    ARTICLE 4
           REPRESENTATIONS AND WARRANTIES OF COMPANY AND SHAREHOLDERS

The Company and the Shareholders severally represent and warrant to MGC, Newco and Surviving Corporation that (except for changes contemplated by this Agreement and except as set forth in the Disclosure Schedule attached hereto), each of the following statements is true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the date of the Effective Time (each such statement to be made again by the Company and the Shareholders on that date with such date being substituted for the date of this Agreement throughout this Article 4):

        4.1 Organization and Standing; Articles and Bylaws. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full power and authority to own its assets and properties and to carry on its business as presently conducted. The Company is duly qualified and authorized to do business, and is in good standing as a foreign corporation, in California and each jurisdiction where the nature of its activities and of its properties (both owned and leased) make such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. Included in Section 4.1 of the Disclosure Schedule are copies of the Company's Articles of Incorporation and Bylaws, as amended to the date hereof, and a certificate of qualification to do business in the State of California. Said copies are true, correct and complete and contain all amendments through the date of the Effective Time.

        4.2 Authorization. All corporate action on the part of the Company, its officers, directors and the Shareholders necessary for the authorization, execution and delivery of this Agreement and the documents contemplated hereby, the performance of all of the Company's and the Shareholders' obligations hereunder and thereunder, and for the exchange and cancellation of the Company Shares have been taken or will be taken prior to the Closing. This Agreement and the documents contemplated hereby, when executed and delivered, shall constitute valid and legally binding obligations of the Company and the Shareholders enforceable in accordance with their respective terms.

        4.3 Subsidiaries. Except as set forth in Section 4.3 of the Disclosure Schedule, the Company has no Subsidiaries and does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, nor is the Company, directly or indirectly, a participant in any joint venture, partnership or other entity.

        4.4 Capitalization. The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, par value $.001 per share, of which 170,454 shares are issued and outstanding. All of the Company Shares have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in Section 4.4 of the Disclosure Schedule, all of the Company Shares were offered, issued, sold and delivered by the Company in compliance with all applicable Legal Requirements. None of the Company Shares were issued in violation of any preemptive rights created by any Legal Requirement, by the Company's charter documents, or by any agreement to which the Company may be bound.

Section 4.4 to the Disclosure Schedule hereto contains a complete list of, and the number of shares owned of record by, the holders of the issued and outstanding Company Stock.

There are no outstanding shares of Company Stock, preferred stock or any other equity securities of the Company, and there are no options, warrants, calls, conversion rights, commitments or agreements of any character to which the Company or the Shareholders may be bound that do or may obligate the Company or the Shareholders to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Company Stock, preferred stock or other equity securities or that do or may obligate the Company or the Shareholders to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement. There are no outstanding arrangements, agreements, commitments or understandings of any kind affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of any capital stock of the Company or any other securities of the Company. The Company and the Shareholders have not, or prior to the Effective Time will have not, become a party to or subject to any contract or obligation wherein any Person has a right or option to purchase or acquire any rights in any additional capital stock or securities of the Company. Except as set forth in Section 4.4 of the Disclosure Schedule, the Shareholders own of record and beneficially, and have good and marketable title to all of the Company Shares, free and clear of all Claims, Liens and Encumbrances. As a result of the Merger, MGC will be the record and beneficial owner of all outstanding capital stock of the Company and rights to acquire capital stock of the Company.

        4.5 Financial Statements/Receivables. Section 4.5 of the Disclosure
Schedule includes (i) true, complete and correct copies of the Company's balance sheet as of December 31, 1997 (the end of its most recently completed fiscal year) and statements of income, cash flows and retained earnings for the year ended December 31, 1997; and (ii) true, complete and correct copies of the Company's balance sheet as of September 30, 1998, and statements of income and cash flows for the period then ended (collectively, the "Financial Statements"). Except as set forth in Section 4.5 of the Disclosure Schedule, the Financial Statements have been prepared in accordance with GAAP consistently applied and fairly present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the September 30, 1998 Financial Statements, to the omission of complete footnote information. There are no Company Liabilities, direct or indirect, fixed or contingent, which are not reflected in the balance sheet as of September 30, 1998, except for Liabilities incurred in the Ordinary Course of Business subsequent to September 30, 1998, which, either individually or in the aggregate, would not be material. To the Knowledge of the Company and the Shareholders, there is no Basis for any assertion against the Company of any Liability or obligation of any nature whatsoever that is not fully reflected in the Financial Statements which, either individually or in the aggregate, would be material. Since the date of the September 30, 1998 Financial Statements, there have been no material changes in the Company's accounting policies.

The accounts and notes receivable reflected on the Financial Statements or acquired after the respective dates thereof arose from bona fide transactions occurring in the Ordinary Course of Business and are collectible in full in the Ordinary Course of Business except for the amount of the reserve for bad debts shown on the respective Financial Statements.

        4.6 Material Contracts. Included in Section 4.6 of the Disclosure Schedule are true, correct and complete copies of all Material Contracts of the Company. Each Material Contract is a valid and binding obligation of the Company and is enforceable against the Company and the other Person or Persons thereto, in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and subject to the availability of equitable remedies. The Company has performed all obligations required to be performed by it and is not in default under or in breach of any term or provision of any Material Contract to which the Company is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such a default or breach under any Material Contract. To the Knowledge of the Company and the Shareholders, no party with whom the Company has a Material Contract is in default of its obligations thereunder. Except as set forth in Section 4.6 of the Disclosure Schedule, no consent or approval of any party to any of the Material Contracts is necessary in order to permit the Company to consummate the transactions contemplated hereby.

        4.7 Assets Other Than Real Property. The Company has good and marketable title to all properties and assets (other than real property which is subject to Section 4.8, below) owned or leased by the Company, free and clear of all Liens except for Permitted Liens. All of the vehicles, machinery and equipment of the Company are in good working order and condition, ordinary wear and tear excepted.

        4.8 Real Property. The Company does not own any real property. Section
4.8 to the Disclosure Schedule hereto contains all real property leases, subleases, licenses or similar agreements ("Leases") to which the Company is a party. The Company has valid leasehold interests in the Leased Premises, free and clear of all Liens and Claims, except for (i) Claims of lessors, co-lessees or sublessees in such matters as are reflected in the Leases; (ii) title exceptions affecting the fee estate of the lessor under such Leases; and (iii) other matters as described in the Disclosure Schedule. The Company is not in default, and no facts or circumstances have occurred which, through the passage of time or the giving of notice, or both, would constitute a default under any Lease. The activities of the Company, with respect to the Leased Premises, are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations and all laws and regulations of any Governmental Entity.

        4.9 No Conflicts. Neither the execution and delivery nor the performance of this Agreement by the Company will result in any of the following: (i) a default or an event that, with notice or lapse of time or both, could be a default, breach or violation of (A) the Articles of Incorporation or Bylaws of the Company, or (B) any Material Contract; (ii) the termination of any Material Contract or the acceleration of the maturity of any Indebtedness or other material obligation of the Company; (iii) the creation or imposition of any Lien (except for Permitted Liens) on any of the assets or properties of the Company;
(iv) the creation or imposition of any Lien on any shares of the Company Stock; or (v) a violation or breach of any writ, injunction or decree of any Governmental Entity or arbitrator to which the Company is a party or by which any of its properties are bound.

        4.10 Litigation. There are no Claims before any court or administrative agency pending or currently threatened against or with respect to the Company (or to the Knowledge of the Company or the Shareholders any Basis therefor), which question the validity of this Agreement or any action taken or to be taken in connection herewith, or which, individually or in the aggregate, might result in a Material Adverse Effect, or in any material impairment of the right or ability to carry on its business as now conducted or as proposed to be conducted, or in any material Liability or Loss on the part of the Company. The Company and the Shareholders are not a party or subject to, and none of their assets are bound by, the provisions of any order, writ, injunction, judgment, or decree of any Governmental Entity or arbitrator.

        4.11 Taxes. The Company has no Liability for any federal, state or local Taxes, except for Taxes which have accrued and are not yet payable. The Company has filed or caused to be filed all Tax Returns, included in Section 4.11 of the Disclosure Schedule, required under applicable law to be filed on or before the date of the Effective Date, the Company has paid or made provision for all Taxes and other charges which have or may become due for the periods covered by such Tax Returns, and all such Tax Returns are true, correct and complete in all respects. None of the Tax Returns of the Company are currently under investigation or audit, nor is an investigation or audit pending, and there has not been an investigation or audit of the Tax Returns of the Company since the incorporation of the Company. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Return for any period. The accounting treatment of all items of income, gain, loss, deduction and credit as reported on all Tax Returns and estimates filed by or on behalf of the Company are true, correct and complete, and all deferred Taxes and all Taxes due for the period ending on the Closing Date have been accrued on the Balance Sheet of the September 30, 1998 Financial Statements. No Claim has ever been made by any Governmental Entity in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. All Taxes owed by the Company or which the Company is obligated to withhold from amounts owed or owing to any employee, stockholder, creditor or third party have been paid. There are no unresolved Claims concerning the Company's Tax Liability, and to the Knowledge of the Company and the Shareholders no Basis for any such Claims exist.

        4.12 Employees. Section 4.12 of the Disclosure Schedule sets forth a complete list of all current employees of the Company, together with each employee's title or job classification, and the current annual or hourly rate of compensation payable to each such employee. There are no unfair labor practice complaints, strikes, slowdowns, stoppages or other controversies pending or threatened, attempts to unionize or controversies threatened between the Company and, or relating to, any of its employees, nor to the Knowledge of the Company or the Shareholders any Basis therefore. Except as set forth in Section 4.12 of the Disclosure Schedule, the Company is not a party to any collective bargaining agreement with respect to any of its employees or to a written employment contract with any of its employees, and there are no understandings with respect to the employment of any officer or employee of the Company which are not terminable by the Company without Liability on not more than thirty (30) days' notice. Except as set forth in Section 4.12 of the Disclosure Schedule, no officer, director, or employee is entitled to receive any payment of any amount under any existing employment or other agreement, Benefit Arrangement, Employment Plan or other benefit, or to the accrual or vesting of any other benefit (including vacation accruals) or other payment which are not reflected or reserved for in the Financial Statements. To the Knowledge of the Company and the Shareholders, the Company has complied with all applicable Legal Requirements which govern workers' compensation, equal employment opportunity and equal pay. The Company's employment of each of its employees is in compliance with all immigration and naturalization laws of the United States.

        4.13 Consents. Except as set forth in Section 4.13 of the Disclosure Schedule, all consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations or filings with, any Governmental Entity or under any Material Contract, required on the part of the Company in connection with the valid execution and delivery of this Agreement and the exchange and cancellation of the Company Stock, or the consummation of any other transaction contemplated hereby have been obtained, or will be effective at the Closing.

        4.14 Operating Rights. The Company has all operating authority, licenses, franchises, permits, certificates, consents, rights and privileges (collectively, "Licenses") as are necessary or appropriate to the operation of its business as now conducted. Section 4.14 of the Disclosure Schedule contains copies of the Licenses. Such Licenses are in full force and effect, no violations have been or are expected to have been recorded in respect of any such Licenses, and no proceeding is pending or threatened, or to the Knowledge of the Company and the Shareholders any Basis therefore, that could result in the revocation or limitation of any such Licenses. The Company has conducted its business so as to comply in all material respects with all such Licenses.

        4.15 Compliance with Applicable Laws. The properties, assets, business and operations of the Company have been and are being maintained and conducted in compliance with all Legal Requirements to which the Company is subject. No investigation or review by any Governmental Entity with respect to the Company is pending or threatened, or to the Knowledge of the Company or the Shareholders is there any Basis therefore, nor has any Governmental Entity indicated to the Company an intention to conduct the same.

        4.16 Insurance. Section 4.16 of the Disclosure Schedule sets forth an accurate list, as of October 31, 1998, of all insurance policies carried by the Company and all insurance loss runs or workmen's compensation claims received for the past two (2) policy years. Attached to Section 4.16 of the Disclosure Schedule are true, complete and correct copies of the summaries from the insurance companies of all current insurance policies, all of which are in full force and effect. All premiums payable under all such policies have been paid and the Company is otherwise in full compliance with the terms of such policies (or other policies providing substantially similar insurance coverage). There is no threatened termination of or material premium increase with respect to, any of such policies. All Claims previously made under such policies have been timely filed.

        4.17 Absence of Changes. Except as set forth in Section 4.17 to the Disclosure Schedule, since January 1, 1998, there has not been (i) any change or amendment in the Articles of Incorporation, Bylaws or other governing instruments of the Company; (ii) any sale or issuance of, or grant of options or rights to acquire, any shares of the Company Stock or other securities of the Company or any declaration, setting aside, or payment of dividends or redemptions in respect of any shares of capital stock of the Company, or any direct or indirect redemption, purchase, or other acquisition of such stock, or any agreement, understandings or commitments to do the same; (iii) any transfer or other disposition or pledge of, or the grant of options or rights to acquire, any of the outstanding shares of the Company Stock; (iv) any amendment, termination or revocation, or any threat of any amendment, termination, or revocation of any Material Contract; (v) any sale, transfer, mortgage, pledge, or subjection to Lien (other than Permitted Liens) of, on or affecting any of the assets of the Company valued at or above $10,000 individually or in the aggregate; (vi) any increase in the compensation paid or payable or in the fringe benefits provided to any employee of the Company, or the adoption of any Benefit Arrangements or Employee Plans not in existence in the fiscal year ended December 31, 1997; (vii) any damage, destruction or loss, whether or not covered by insurance, of any of the assets of the Company; (viii) any purchase or lease, or commitment for the purchase or lease, of equipment or other capital items not disclosed in the Financial Statements which is in excess of the normal, ordinary and usual requirements of the business of the Company; (ix) any change that by itself or together with other changes, has had a Material Adverse Effect; (x) any agreement or arrangement made by the Company or any Shareholder to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement untrue or incorrect as of the date when made; or
(xi) the commencement or notice or threat of commencement of any Claim against the Company or any of its affairs.

        4.18 Employee Plans. Section 4.18 of the Disclosure Schedule sets forth a complete list of all Employee Plans and Benefit Arrangements maintained, administered or contributed to, or otherwise participated in, by the Company. True and complete copies of each such Employee Plan or Benefit Arrangement, including amendments thereto, have been provided to MGC, together with true and complete copies of (i) annual reports for the most recent three (3) years (Form 5500 Series including, if applicable, Schedules A and B thereto); (ii) all plan documents and the most recent summary plan description of each such Employee Plan, together with any modifications thereto; and (iii) the most recent favorable determination letter (if applicable) from the Internal Revenue Service for each such Employee Plan. None of the Employee Plans is a "multiemployer plan" as defined in Section 3(37) of ERISA or a "multiple employer plan" as covered in Section 412(c) of the Code, and the Company has not been obligated to make a contribution to any such multiemployer or multiple employer plan. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Plan or Benefit Arrangement and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Plan or Benefit Arrangement or accrued in accordance with past custom and practice of Company. Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and each trust maintained pursuant thereto is exempt from income tax under Section 501(a) of the Code. Neither the Company nor any Employee Plan, nor any trusts created thereunder, nor any trustee, administrator nor any other fiduciary thereof, has engaged in a "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, or any breach of fiduciary duty as defined in Part 4 of Subtitle B of Title I of ERISA.

        4.19 Intellectual Property Rights.

               (a) Except as set forth in Section 4.19 of the Disclosure Schedule, the Company owns, or has the right to use, sell or license all Intellectual Property necessary or required for the conduct of its business as presently conducted and such rights to use, sell or license are reasonably sufficient for such conduct of the Company's business. The Company has taken all reasonable and practicable action designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary right in, all of its Intellectual Property.

               (b) Except as set forth in Section 4.19 of the Disclosure Schedule, neither the manufacture, marketing, license, sale or intended use of any Intellectual Property licensed or sold by the Company or currently under development by the Company violates any license or agreement between the Company and any third party or infringes any Intellectual Property of any other party; and there is not pending or threatened, nor to the Knowledge of the Company or the Shareholders any Basis therefor, any Claim contesting the validity, ownership or right to use, sell, license or dispose of any Intellectual Property or that the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor to the Knowledge of the Company or the Shareholders, is there any Basis for any such assertion.

        4.20 Environment, Health and Safety.

               (a) The Company has complied with all Environmental, Health and Safety Laws, except where failure to comply would not have a Material Adverse Effect, and no Claim or notice has been filed or commenced against it alleging any failure to so comply. Without limiting the generality of the preceding sentence, the Company has obtained and been in compliance with all of the terms and conditions of all Licenses and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables which are contained in, all Environmental, Health, and Safety Laws, except where failure to comply would not have a Material Adverse Effect.

               (b) The Company has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form a Basis for any present or future Claim against the Company giving rise to any Liability, except where having done so would not have a Material Adverse Effect. The Company has no Liability for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law which could have a Material Adverse Effect.

               (c) To the Knowledge of the Company and the Shareholders, all properties used in the Company's business are free of Hazardous Substances, except where the existence thereof would not have a Material Adverse Effect.

        4.21 Certain Transactions. There are no existing or pending transactions, nor are there any agreements or understandings, between the Company, on the one hand, and any Shareholder, officer or director of the Company, or any person or entity affiliated with any of them, on the other hand, including, without limitation, any transactions, arrangements or understandings relating to the purchase or sale of goods or services or the sale, lease or use of any of the assets of or by the Company, with or without adequate compensation, or to any indebtedness owed to or by the Company, in any amount whatsoever.

        4.22 Bank Accounts; Powers of Attorney. Section 4.22 of the Disclosure Schedule sets forth an accurate list, as of the date of this Agreement, of the following: (i) the name of each financial institution in which the Company has any account or safe deposit box; (ii) the names in which the accounts or boxes are held; (iii) the type of account; and (iv) the name of each person authorized to draw thereon or have access thereto. Section 4.22 of the Disclosure Schedule also sets forth the name of each Person holding a general or special power of attorney from the Company and a description of the terms of such power.

        4.23 Investment Representations. Each Shareholder, other than Europa Telecommunications, Inc., is an "accredited investor," as such term is defined under the Securities Act. Each Shareholder is receiving the MGC Common Stock for his own account for investment purposes only, and not as a nominee or agent for any other Person, and not with a view to or for resale in connection with any distribution thereof. Each Shareholder acknowledges that the MGC Common Stock to be issued hereunder will not be registered under the Securities Act, nor qualified under any state securities laws on the ground, among others, that no distribution or public offering is to be effected.

        4.24 Continuity of Interest. Each Shareholder has no present plan, intention or arrangement to dispose of any of the shares of MGC Common Stock issued to him hereunder in a manner that would cause the Merger to violate the continuity of shareholder interest requirement set forth in Treasury Regulation
Section 1.368-1.

        4.25 Tax-Free Reorganization. The Company and the Shareholders have taken all action necessary to ensure that the Merger qualifies, in all respects, as a tax-free reorganization pursuant to Code Section 368(a)(2)(E).

        4.26 Absence of Claims Against Company. No Shareholder has any Claims against the Company.

        4.27 Employee Loans. There are no outstanding loans and/or other advances made by the Company to any of its officers, directors, employees, agents or consultants.

        4.28 Brokers' Fees. The Company and the Shareholders have no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

        4.29 Full Disclosure. Neither this Agreement, the representations and warranties by the Company and the Shareholders contained herein, the Exhibits or Schedules hereto, nor any other written statement or certificate delivered or to be furnished to MGC in connection herewith, when read together, contain, to the Knowledge of the Shareholders and the Company, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

        4.30 Disclosure. The Company and the Shareholders have no actual advance knowledge as of the date of the execution of this Agreement of a breach of any representation or warranty contained in Article 5 below (including any Schedule referred to therein) made by MGC or Newco.


                                    ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF MGC AND NEWCO

        MGC and Newco represent and warrant to the Company and the Shareholders that (except for changes contemplated by this Agreement) each of the following statements is true, correct and complete in all material respects as of the date of this Agreement and will be true, correct and complete in all material respects as of the date of the Effective Time (each such statement to be made again by MGC and Newco on that date with such date being substituted for the date of this Agreement throughout this Article 5):

        5.1 Organization and Standing; Articles and Bylaws. MGC and Newco are corporations duly organized, validly existing and in good standing under the laws of the State of California and the State of Delaware, respectively, have full power and authority to own their respective assets and properties and to carry on their respective businesses as presently conducted. MGC and Newco are duly qualified and authorized to do business, and are in good standing as foreign corporations, in each jurisdiction where the nature of their respective activities and of their respective properties (both owned and leased) make such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect.

        5.2 Authorization. All corporate action on the part of MGC and Newco, and their respective officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the documents contemplated hereby, the performance of all of MGC's and Newco's obligations hereunder and thereunder, and for the exchange and cancellation of the Company Shares and the issuance of the MGC Common Stock have been taken or will be taken prior to the Closing. This Agreement and the documents contemplated hereby, when executed and delivered by MGC and Newco, shall constitute valid and legally binding obligations of MGC and Newco enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and subject to the availability of equitable remedies.

        5.3 No Conflicts. Neither the execution and delivery nor the performance of this Agreement by MGC or Newco will result in any of the following: (i) a default or an event that, with notice or lapse of time or both, could be a default, breach or violation of
(A) the Articles of Incorporation or Bylaws of MGC or Newco, or (B) any Material Contract of MGC or Newco; (ii) the termination of any Material Contract of MGC or Newco or the acceleration of the maturity of any Indebtedness or other material obligation of MGC or Newco; (iii) the creation or imposition of any Lien (except for Permitted Liens) on any of the respective assets or properties of MGC or Newco; (iv) the creation or imposition of any Lien on any shares of the MGC Common Stock; or (v) a violation or breach of any writ, injunction or decree of any Governmental Entity to which MGC or Newco is a party or by which any of their respective properties are bound.

        5.4 MGC SEC Documents. MGC has filed all forms, reports and documents required to be filed with the SEC (the "MGC SEC Documents"), all of which have been made delivered to the Company. As of their respective dates, the MGC SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such MGC SEC Documents, and none of the MGC SEC Documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of MGC included in the MGC SEC Documents comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except in the case of the unaudited interim financial statements, as permitted by Form 10-Q promulgated by the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to recurring audit adjustments normal in nature and amount) the consolidated financial position of MGC as at the dates thereof and the consolidated results of its operations and cash flows or changes in financial position for the periods then ended. There has been no Material Adverse Effect on MGC since the filing of MGC's most recent Form 10-Q and there is no Basis for believing that there will be a Material Adverse Effect on MGC's results to be stated in MGC's Form 10-Q for the third quarter of 1998.

        5.5 MGC Common Stock. All of the shares of MGC Common Stock to be issued to the Shareholders in connection with the Merger will be duly authorized, validly issued, fully paid and non-assessable. Such shares, when issued in accordance with the terms hereof, will have been offered, issued, sold and delivered by MGC in compliance with all applicable state and federal laws, free and clear of all Liens and Claims and none of such shares shall be issued in violation of the preemptive rights, rights of first offer, or other rights of any shareholder of MGC.

        5.6 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations or filings with, any Governmental Entity, required on the part of MGC and/or Newco in connection with the valid execution and delivery of this Agreement and the issuance of MGC Common Stock, or the consummation of any other transaction contemplated hereby have been obtained, or will be effective at the Closing.

        5.7 Brokers' Fees. Neither MGC nor Newco is a party to or obligated under any agreement with any broker, agent, or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein will result in any liability to any broker, agent, or finder.

        5.8 Full Disclosure. Neither this Agreement, the representations and warranties by MGC and/or Newco contained herein, the Exhibits or Schedules hereto, nor any other written statement or certificate delivered or to be furnished to Company in connection herewith, when read together, contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

        5.9 Disclosure. MGC and Newco have no actual advance knowledge as of the date of the execution of this Agreement of a breach of any representation or warranty contained in Article 4 above (including any Schedule referred to therein) made by the Shareholders or the Company.


                                    ARTICLE 6
                       CONDUCT OF BUSINESS PENDING CLOSING

        During the period commencing on the date hereof and continuing through the Closing Date, the Company and the Shareholders, severally, covenant and agree that:

        6.1 Qualification. The Company shall maintain all qualifications to transact business and remain in good standing in its jurisdiction of incorporation and in the foreign jurisdictions in which the Company owns or leases any property or conducts any business.

        6.2 Ordinary Course. The Company shall conduct its business in, and only in, the Ordinary Course of Business and, to the extent consistent with such business, shall not make or institute any unusual or novel methods of management, accounting, or operation that vary materially from those methods used by the Company as of September 30, 1998. The Company will use commercially reasonable efforts to preserve its business organization intact, to keep available to the Company its present officers and employees, and to preserve its present relationships with suppliers, customers, and others having business relationships with the Company. The Company shall maintain its properties and assets in good condition and repair.

        6.3 Corporate Changes. The Company shall not (i) amend its Articles of Incorporation or Bylaws (or equivalent documents); (ii) acquire by merging or consolidating with, or agreeing to merge or consolidate with, or purchase substantially all of the stock or assets of, or otherwise acquire, any business or any corporation, partnership, association or other business organization or division thereof; (iii) enter into any partnership or joint venture; (iv) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock or purchase or redeem, directly or indirectly, any shares of its capital stock; (v) issue or sell any shares of its capital stock of any class or any options, warrants, conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares; or (vi) liquidate or dissolve or obligate itself to do so.

        6.4 Indebtedness. The Company shall not incur any Indebtedness, sell any debt securities or lend money to or guarantee the Indebtedness of any Person. The Company shall not restructure or refinance its existing Indebtedness.

        6.5 Accounting. The Company shall not make any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates heretofore adopted by it. The Company shall maintain its books, records, and accounts in accordance with GAAP (except as otherwise set forth in Section 4.5 of the Disclosure Schedule) applied on a basis consistent with that of prior periods.

        6.6 Compliance with Legal Requirements. The Company shall comply promptly and in all material respects with all Legal Requirements imposed upon it, its operations and with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, MGC in connection with any such requirements imposed upon MGC, or upon any of its Affiliates, in connection therewith or herewith.

        6.7 Disposition of Assets. Except in the Ordinary Course of Business, the Company shall not sell, transfer, license, lease or otherwise dispose of, or suffer or cause the encumbrance by any Lien other than Permitted Liens upon any of its properties or assets, tangible or intangible, or upon any interest therein.

        6.8 Compensation. Except in the Ordinary Course of Business, the Company shall not (i) adopt or amend in any material respect any collective bargaining, bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation, Employee Plan, Benefit Arrangement, or any other agreement, trust, fund or arrangement for the benefit of employees other than to comply with any Legal Requirement; or (ii) pay, or make any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind, or any severance or termination pay to, or enter into any employment or loan or loan guarantee agreement with, any Shareholder or any current or former officer, director, employee or consultant of the Company.

        6.9 Modification or Breach of Agreements; New Agreements. Except in the Ordinary Course of Business, the Company shall not terminate or modify, or commit or cause or suffer to be committed any act that will result in breach or violation of any term of or (with or without notice or passage of time, or both) constitute a default under or otherwise give any Person a basis for nonperformance under, any Material Contract, written or oral. The

Company shall refrain from becoming a party to any contract or commitment other than in the Ordinary Course of Business. The Company shall meet all of its contractual obligations in accordance with their respective terms.

        6.10 Capital Expenditures. Except in the Ordinary Course of Business, and except for capital expenditures or commitments necessary to maintain its properties and assets in good condition and repair (the amount of which shall not exceed $15,000 individually or in the aggregate), the Company shall not purchase or enter into any contract to purchase any capital assets.

        6.11 Consents. The Company shall use commercially reasonable efforts to obtain any consent, authorization or approval of, or exemption by, any Governmental Entity or Person required to be obtained or made by any Party hereto in connection with the transactions contemplated hereby or the taking of any action in connection with the consummation thereof.

        6.12 Maintenance of Insurance. The Company shall maintain its policies of insurance in full force and effect on substantially the same terms and conditions as in effect on September 30, 1998, and shall not do, permit or willingly allow to be done any act by which any of said policies of insurance may be suspended, materially impaired or canceled.

        6.13 Discharge. The Company shall not cancel, compromise, release or discharge any Claim of the Company upon or against any Person or waive any right of the Company of material value, and shall not discharge any Lien upon any asset of the Company or compromise any debt or other obligation of the Company to any Person other than Liens, debts or obligations with respect to current Liabilities of the Company.

        6.14 Claims. The Company shall not institute, settle or agree to settle any Claim before any Governmental Entity, without the prior written consent of MGC.

        6.15 Taxes and Tax Assessments. The Company shall pay, when due, and prior to the imposition or assessment of any interest, penalties or Liens by reason of the nonpayment of, all Taxes assessed against the Company, its assets, properties or operations. The Company shall furnish promptly to MGC a copy of all notices of proposed assessment or similar notices or reports that are received from any taxing authority and which relate to the Company's operations for periods ending on or prior to the Closing Date.


                                    ARTICLE 7
                              ADDITIONAL COVENANTS

        7.1 Covenants of Company and Shareholders. During the period from the date hereof through the Closing Date, the Company and the Shareholders agree to:

               (a) Comply promptly with all applicable Legal Requirements imposed upon them with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, MGC in connection with any such requirements imposed upon MGC or upon any of its Affiliates in connection therewith or herewith;

               (b) Use their reasonable best efforts to obtain (and to cooperate with MGC in obtaining) any consent, authorization or approval of, or exemption by, any Person required to be obtained or made by the Company and/or the Shareholders in connection with the transactions contemplated by this Agreement;

               (c) Use their reasonable best efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Section 3.6, above;

               (d) Promptly advise MGC orally and, within three (3) business days thereafter, in writing of any change in the Company's business or condition that has had or would reasonably be expected to have a Material Adverse Effect on the Company;

               (e) Deliver to MGC prior to the Closing a written statement disclosing any untrue statement in this Agreement or any Exhibit or Schedule hereto (or supplement thereto) or document furnished pursuant hereto, or any omission to state any material fact required to make the statements herein or therein contained complete and not misleading, immediately upon the discovery of such untrue statement or omission, accompanied by a written supplement to any Exhibit or Schedule to this Agreement that may be affected thereby; provided, however, that the disclosure of such untrue statement or omission shall not prevent MGC from terminating this Agreement pursuant to Section 8.1(b), below, at any time at or prior to the Closing in respect of any original untrue or misleading statement; and

               (f) Prior to the Closing, deliver to MGC the Disclosure Schedule.

        7.2 Covenants of MGC and Newco. During the period from the date hereof to the Closing Date, MGC and Newco shall:

               (a) Comply promptly with all applicable Legal Requirements imposed upon it with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, the Shareholders in connection with any such requirements imposed upon the Shareholders or the Company or upon any of the Company's Affiliates in connection therewith or herewith;

               (b) Use its reasonable best efforts to obtain any consent, authorization or approval of, or exemption by, any Person required to be obtained or made by MGC in connection with the transactions contemplated by this Agreement;

               (c) Use its reasonable best efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Section 3.7 of this Agreement;

               (d) Cause Surviving Corporation to continue at least one (1) significant historical business line of the Company, or use at least a significant portion of the Company's historical business assets in a business, in each case in accordance with Treasury Regulation Section 1.368-1; and

               (e) Promptly advise the Company orally and, within three (3) business days thereafter, in writing of any change in MGC's or Newco's business or condition that has had or would reasonably be expected to have a Material Adverse Effect on MGC or Newco.

        7.3 Tax-Free Reorganization/Tax Advice. Each Shareholder shall assume and be fully responsible for any and all Liability, including without limitation any and all Tax Liability, incurred by such Shareholder, which is caused by, arises from, or relates to the failure of the Merger to qualify, in any respects, as a tax-free reorganization pursuant to Section 368(a)(2)(E) of the Code. The Company and Shareholders acknowledge that they have received their own independent tax advice with respect to the Merger, this Agreement and the transactions contemplated thereby, including without limitation whether the Merger qualifies as a tax-free reorganization in accordance with Section 368(a) of the Code, and are not in any way relying on any statements or advice of MGC, Newco or any of their officers, directors, employees, agents or representatives with respect to such matters.

        7.4 Continuity of Interest. The Shareholders shall not dispose of any shares of MGC Common Stock in a manner that would cause the Merger to violate the continuity of shareholder interest requirement set forth in Treasury Regulation Section 1.368-1.


        7.5 Access and Information.

               (a) During the period commencing on the date hereof and continuing through the Closing Date, the Shareholders shall cause the Company to afford to MGC and to MGC's accountants, counsel, and other representatives, reasonable access during regular business hours and without undue interruption to its business to all of its properties, books, contracts, commitments, records and personnel and, during such period, to cause the Company to furnish promptly to MGC all information concerning its business, properties and personnel as MGC may reasonably request.

               (b) Except to the extent permitted by the provisions of Section 7.8, below, MGC shall hold in confidence, and shall use reasonable efforts to ensure that its employees and representatives hold in confidence, all such information supplied to it by any Shareholder or the Company concerning the Company and shall not disclose such information to any third party except as may be required by any Legal Requirement and except for information that (i) is or becomes generally available to the public other than as result of disclosure by MGC or its representatives; (ii) becomes available to MGC or its representatives from a third party other than the Shareholders or the Company, and MGC or its representatives have no reason to believe that such third party is not entitled to disclose such information; (iii) is known to MGC or its representatives on a non-confidential basis prior to its disclosure by the Shareholders or the Company; or (iv) is made available by the Shareholders or the Company to any other Person on a non-restricted basis. MGC's obligations under the foregoing sentence shall expire on the Closing Date or, if the Closing does not occur, two (2) years after the date hereof.

        7.6 Expenses. All costs and expenses (including, without limitation, all legal fees and expenses and costs) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring the same. Notwithstanding anything to the contrary in the preceding sentence, the Company shall only be responsible for up to a maximum of Ten Thousand Dollars ($10,000) of such costs and expenses incurred by the Company and the Shareholders, and the Shareholders shall be responsible for the balance of such costs and expenses incurred by the Company and the Shareholders.

        7.7 Certain Notifications. At all times from the date hereof to the Closing Date, each Party shall promptly notify the others in writing of the occurrence of any event that will or reasonably would be expected to result in the failure to satisfy any of the conditions specified in Sections 3.6 and 3.7, above.

        7.8 Publicity. At all times prior to the Closing Date, each Party shall obtain the consent of all other Parties hereto prior to issuing, or permitting any of its directors, officers, employees or agents to issue, any press release or other information to the press, employees of the Company or any third party with respect to this Agreement or the transactions contemplated hereby; provided, however, that no party shall be prohibited from supplying any information to any of its representatives, agents, attorneys, advisors, and others to the extent necessary to complete the transactions contemplated hereby so long as such representatives, agents, attorneys, advisors, and others are made aware of the terms of this Section 7.8. Nothing contained in this Agreement shall prevent any party to this Agreement at any time from furnishing any required information to any Governmental Entity or authority pursuant to a Legal Requirement or from complying with its legal or contractual obligations; provided that the Party furnishing such information shall have used its reasonable best efforts to comply with this provision first, and in any event does so only with the advice of counsel.

        7.9 Further Assurances.

               (a) Subject to the terms and conditions of this Agreement, each of the Parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements, to consummate and make effective the transactions contemplated by this Agreement.

               (b) If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, Shareholders and the proper officers or directors of MGC and the Company, as the case may be, shall take or cause to be taken all such necessary or convenient action and execute, and deliver and file, or cause to be executed, delivered and filed, all necessary or appropriate documentation.

               (c) Joseph L. Putegnat shall fully cooperate with MGC and Surviving Corporation in obtaining a "key man" insurance policy, in an amount to be determined by MGC and Surviving Corporation in their sole discretion, insuring the life and/or health of Mr. Putegnat for the benefit of MGC and/or Surviving Corporation.

        7.10 Competing Offers. The Shareholders agree that they will not, and will cause the Company not to, directly or indirectly, through an officer, director, agent, or otherwise, solicit, initiate or encourage the submissions of bids, offers or proposals by, any Person with respect to an acquisition of the Company or its assets or capital stock or a merger or similar transaction, and the Shareholders will not, and will not permit the Company to, engage any broker, financial adviser or consultant to initiate or encourage proposals or offers from other Persons. Furthermore, the Shareholders shall not, and shall not permit the Company to, directly or indirectly, through any officer, director, agent or otherwise, engage in negotiations concerning any such transaction with, or provide information to, any Person other than MGC and its representatives with a view to engaging, or preparing to engage, that Person with respect to any matters in this Section 7.10. The Shareholders shall ensure that the Company shall not commence any proceeding to merge, consolidate or liquidate or dissolve or obligate itself to do so.


                                    ARTICLE 8
                        TERMINATION, AMENDMENT AND WAIVER

        8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

               (a)    By mutual consent of MGC and the Company;

               (b) By the Shareholders and the Company as a group, on the one hand, or by MGC, on the other hand, if there has been a breach, failure to fulfill or default (collectively, a "Breach") on the part of the other Party (the "Breaching Party") of any of the representations and warranties contained herein or in the due and timely performance and satisfaction of any of the covenants, agreements or conditions contained herein; or

               (c) By the Shareholders and the Company as a group, on the one hand, or by MGC, on the other hand, if there shall be a final non-appealable order of a Governmental Entity or arbitrator in effect preventing consummation of the Merger; or there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity or arbitrator which would make the consummation of the Merger illegal.

        8.2 Effect of Termination. In the case of any termination of this Agreement pursuant to Section 8.1, above, this Agreement shall forthwith become void, and there shall be no Liability or obligation on the part of any Party or its officers, directors or shareholders. Notwithstanding the foregoing sentence,
(i) the provisions of Section 7.5 and 7.6 shall remain in full force and effect and survive any termination of this Agreement; (ii) each Party shall remain liable for any breach of this Agreement prior to its termination; and (iii) in the event of termination pursuant to Section 8.1(b), above, then notwithstanding the provisions of Section 7.6, above, the breaching Party shall be liable to the non-breaching Party to the extent of the expenses incurred by such other party in connection with this Agreement and the transactions contemplated thereby.

        8.3 Amendment. This Agreement may be amended at any time by a written instrument executed by the Parties. Any amendment effected pursuant to this
Section 8.3 shall be binding upon all Parties.

        8.4 Waiver. Any term or provision of this Agreement may be waived in writing at any time by the Party or Parties entitled to the benefits thereof. Any waiver effected pursuant to this Section 8.4 shall be binding upon all Parties hereto. No failure to exercise and no delay in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude the exercise of any other right, power or privilege. No waiver of any breach of any covenant or agreement hereunder shall be deemed a waiver of a preceding or subsequent breach of the same or any other covenant or agreement. The rights and remedies of each Party under this Agreement are in addition to all other rights and remedies, whether at law, in equity or otherwise, that such Party may have against the other Parties.


                                    ARTICLE 9
                                 INDEMNIFICATION

        9.1 Survival of Representations and Warranties. The representations and warranties of the Parties contained in this Agreement or in any writing delivered pursuant hereto or at the Closing shall survive the Closing and the consummation of the transactions contemplated hereby until the first (1st) anniversary of the Closing Date; provided that the representations and warranties contained in Sections 4.2, 4.4, 4.11, and 4.20 shall continue until the second (2nd) anniversary of the Closing Date; provided further, however, that in order to preserve the indemnity claims described below, unless otherwise settled by the Parties involved, the Party asserting an indemnity claim must file an action in an appropriate court of law on or before the six (6) month anniversary of the expiration of the particular representation or warranty in question.

        9.2 Indemnification by Company and Shareholders. Effective as of the Closing and in consideration for the exchange of the Company Shares, the Shareholders severally covenant and agree with MGC, Newco and Surviving Corporation and their respective officers, directors, employees, shareholders, assigns, successors and affiliates (an "MGC Indemnified Party") to indemnify and hold harmless an MGC Indemnified Party from, against and in respect of any and all Losses suffered, sustained, incurred or paid by any MGC Indemnified Party in connection with, resulting from or arising out of, directly or indirectly:

               (a) any breach of any representation or warranty of any Shareholder or the Company set forth in this Agreement or any certificate, document or instrument delivered by or on behalf of any Shareholder or the Company in connection herewith;

               (b) any non-fulfillment of any covenant or agreement on the part of any Shareholder or the Company in this Agreement; or

               (c) the business, operations or assets of the Company prior to the Effective Time, except to the extent disclosed in the Financial Statements or the Disclosure Schedule.

Payment shall not be a condition precedent to recovery under the above indemnities.

        9.3 Indemnification by MGC. Effective as of the Closing, MGC covenants and agrees with the Shareholders and their respective heirs, successors and assigns (a "Shareholder Indemnified Party") to indemnify and hold harmless a Shareholder Indemnified Party from, against and in respect of any and all Losses suffered, sustained, incurred or paid by any Shareholder Indemnified Party in connection with, resulting from or arising out of, directly or indirectly:

               (a) any breach of any representation or warranty of MGC or Newco set forth in this Agreement or any certificate, document or instrument delivered by or on behalf of MGC or Newco in connection herewith; or

               (b) any non-fulfillment of any covenant or agreement on the part of MGC or Newco in this Agreement which is required to be performed after the Closing.

Payment shall not be a condition precedent to recovery under the above indemnities.

        9.4 Third-Party Claims. In the event any third party asserts any Claim with respect to any matter as to which the indemnities in this Agreement relate, the Party or Person against whom the Claim is asserted (the "Indemnified Party") shall give prompt notice to the other Party or Person (the "Indemnifying Party"), and the Indemnifying Party shall have the right at its election to take over the defense or settlement of the third-party Claim at its own expense by giving prompt notice to the Indemnified Party. If the Indemnifying Party does not give such notice and does not proceed diligently to defend the third-party Claim within thirty (30) days after receipt of the notice of the third-party Claim, the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make as to those claims and shall reimburse the Indemnified Party for its Losses related to the defense or settlement of the third-party Claim. The Parties shall cooperate in defending against any asserted third-party Claims. For purposes of this Article 9, the reference to this Agreement includes any certificate, Disclosure Schedule, Exhibit, list, summary or other information provided or delivered to a party by the Indemnifying Party or its agents and affiliates in connection with this Agreement.

        9.5 Access and Information. With respect to any Claim for indemnification hereunder, the Indemnified Party will give to the Indemnifying Party and its counsel, accountants and other representatives full and free access during normal business hours and upon the giving of reasonable prior notice to their books and records relating to such Claims, and to their employees, accountants, counsel and other representatives, all without charge to the Indemnifying Party, except for reimbursement of reasonable out-of-pocket expenses; provided, however, that all attorney-client privileged documents and all attorney work product documents shall not be required to be provided. The Indemnified Party agrees to maintain any of its books and records which may relate to a Claim for indemnification hereunder for such period of time as may be necessary to enable the Indemnifying Party to resolve such Claim; provided that the failure to do so shall not relieve the Indemnifying Party of any obligation hereunder unless the Indemnifying Party demonstrates that the failure to do so substantially prejudiced the Indemnifying Party in the defense of any third-party proceeding, and then only to the extent so prejudiced.

        9.6 Mitigation. The Indemnified Parties agree to mitigate their Losses and use their reasonable efforts to collect any indemnifiable damages from any available insurer or third-party indemnitors before collecting from the Indemnifying Party; provided, however, nothing in the foregoing sentence shall preclude any Indemnified Party from filing a Claim against the Indemnifying Party from the outset. If any amounts are recovered from an insurer or third party after payment to an Indemnified Party, the recovering party (or parties) shall promptly pay over to such Indemnifying Party (or Parties) any such recovered amounts, but only to the extent of any Losses with respect to such matter.

        9.7 Right of Set-Off. Any Party to this Agreement shall be entitled to set-off against any amounts due to another Party under the terms of this Agreement or under any additional agreement, any amounts due from such other Party under the terms of this Agreement; provided, however, that a final adjudication under any Legal Requirement has first been obtained by the Party entitled to set-off.

        9.8 Limitation on Indemnity Obligations. Notwithstanding any other provision in this Article 9 to the contrary:

               (a) The Shareholders shall not be required pursuant to this
Article 9 to indemnify any of the MGC Indemnified Parties until the aggregate amount of the MGC Indemnified Parties' Losses under this Article 9 exceed Twenty-Five Thousand Dollars ($25,000) (the "Basket Amount"), after which the Shareholders severally shall be obligated for any and all Losses of the MGC Indemnified Parties, including the Basket Amount;

               (b) The maximum liability of the Shareholders under this Article 9 shall be limited to no more than Three Million Dollars ($3,000,000), except with respect to a breach of section 4.2, 4.4, 4.11 or 4.12, in which case the maximum liability of each Shareholder shall be its pro rata share of the consideration received pursuant to Section 2.2, above; and

               (c) The Shareholders shall have the option of paying an MGC Indemnified Party for any liability incurred by such Shareholder under this
Article 9 in either (i) cash; or (ii) shares of MGC Common Stock, which shares shall be valued based on the closing price of MGC Common Stock on the date that demand for payment of such liability is made by such MGC Indemnified Party.


                                   ARTICLE 10
                               GENERAL PROVISIONS

        10.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California. Proper venue shall be in the state or federal courts located in Orange County, California.

        10.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the Parties hereto.

        10.3 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the Parties with regard to the subject matter hereof and no Party shall be liable or bound to any other Party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the Parties hereto and their respective successors and assigns, any rights, remedies, obligations, or Liabilities under or by reason of this Agreement, except as expressly provided herein.

        10.4 Severability. In the event any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the Parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        10.5 Notice. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given (i) if delivered personally (including by overnight express or messenger), upon delivery; (ii) if delivered by registered or certified mail, return receipt requested, upon the earlier of actual delivery or three (3) days after being mailed; or (iii) if given by facsimile, upon confirmation of transmission by facsimile, in each case to the Parties at the following addresses:

               (a)    If to MGC, Newco or Surviving Corporation, addressed to:

                      Micro General Corporation
                      2510 North Redhill Avenue, Suite 230
                      Santa Ana, California 92705
                      Attn:  Patrick F. Stone
                      Facsimile: (714) 477-6960

                      With a copy to:

                      Gregory S. Lane, Esq.
                      3916 State Street, Suite 300
                      Santa Barbara, California 93105
                      Facsimile: (805) 898-4100

               (b) If to the Shareholders (Pre-Closing) or the Company (Pre-Closing), addressed to:

                      LD Exchange.com, Inc.
                      12625 High Bluff Drive, Suite 112
                      San Diego, California 92130
                      Attn:  Joseph L. Putegnat, III
                      Facsimile: (619) ___-____

                      With a copy to:

                      Goode, Peterson & Weintraub, PC
                      4225 Executive Square, Suite 200
                      La Jolla, California 92037
                      Attn: Richard A. Weintraub, Esq.
                      Facsimile: (619) 550-3035

               (c) If to a Shareholder (Post-Closing), addressed to such Shareholder at such Shareholder's most recent address as shown on the records of the Company:

                      With a copy to:

                      Goode, Peterson & Weintraub, PC
                      4225 Executive Square, Suite 200
                      La Jolla, California 92037
                      Attn: Richard A. Weintraub, Esq.
                      Facsimile: (619) 550-3035

        10.6 Construction. Parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement and have had competent counsel of their own choosing. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

        10.7 Headings. The headings of the Articles and Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        10.8 Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

        10.9 Recitals, Schedules, and Exhibits. The Recitals, Schedules and Exhibits to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth at length herein.


                         [SIGNATURES ON FOLLOWING PAGES]

        IN WITNESS WHEREOF, the foregoing Agreement and Plan of Reorganization is hereby executed as of the date first above written.

                                            MGC:

                                            MICRO GENERAL CORPORATION,
                                            a California Corporation


                                            By:  /s/ PATRICK S. STONE
                                                 -------------------------------
                                            Its: Chief Executive Officer
                                                 -------------------------------


                                            COMPANY:

                                            LD EXCHANGE.COM, INC.,
                                            a Delaware Corporation


                                            By:  /s/ JOSEPH L. PUTEGNAT, III
                                                 -------------------------------
                                            Its: President
                                                 -------------------------------


                                           SHAREHOLDERS:


                                            /s/ JOSEPH L. PUTEGNAT, III
                                            ------------------------------------
                                            Joseph L. Putegnat, III

                                            /s/ CAROLYN HALLINAN
                                            ------------------------------------
                                            Carolyn Hallinan


                                            EUROPA TELECOMMUNICATIONS, INC.,
                                            a Delaware corporation


                                            By:
                                                 -------------------------------
                                            Its:
                                                 -------------------------------

                                            NEWCO:

                                            LD MERGER CORPORATION,
                                            a Delaware Corporation


                                            By:  /s/ PATRICK S. STONE
                                                 -------------------------------
                                            Its: Chief Executive Officer
                                                 -------------------------------